AMENDMENT TO ACCOUNTS RECEIVABLE FINANCING AGREEMENT

This AMENDMENT, dated as of November 24, 2008, is by and between DESKTOP ACQUISITION SUB, INC. D/B/A INTERCLICK, INC. (“Client”) and CRESTMARK COMMERCIAL CAPITAL LENDING LLC (“Crestmark”).

RECITALS

A.           Client and Crestmark (the “Parties”) are parties to a certain Accounts Receivable Financing Agreement, dated as of November 12, 2008 (the “Agreement”).

B.           The Parties have agreed to amend the Agreement pursuant to the terms hereof.

NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the parties hereby agree as follows:

AGREEMENT

1.           Amendment of Agreement.  Section 1.18.2 is hereby deleted in its entirety and replaced with the following:

1.18.2  or any portion thereof, for which payment has not been received by Crestmark, for any reason, within one-hundred five (105) days of the date of invoice;

2.           Effect of this Agreement.  Except as modified pursuant hereto, the Agreement is specifically ratified, restated and confirmed by all parties thereto as of the date hereof.  To the extent of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

3.           Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, provided that, this Amendment shall not become effective until all counterparts hereof have been executed by all parties hereto.

The parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

DESKTOP ACQUISITION SUB, INC.
D/B/A INTERCLICK, INC.

BY:	/s/ Michael Mathews
MICHAEL MATHEWS, CEO

CRESTMARK COMMERCIAL CAPITAL LENDING LLC

BY:	/s/ Patrick M. Haney
PATRICK M. HANEY, President